ITEM 77Q1E
ASSIGNMENT of INVESTMENT ADVISORY CONTRACT
Federated International Bond Fund

THIS ASSIGNMENT is entered into as of January 1, 2004 by and between FEDERATED GLOBAL INVESTMENT
MANAGEMENT CORP., a Delaware corporation
("FGIMCO"), and

FEDERATED INVESTMENT MANAGEMENT COMPANY, a
Delaware statutory Corporation ("FIMC").

WHEREAS, Federated Management entered into an Investment Advisory Contract effective as of March
15, 1994 (the "Contract") with Federated International
Series, Inc., then known as FT Series, Inc. (the
"Corporation"), with respect to the International
Income Fund, now known as Federated International
Bond Fund (the "Fund"), a portfolio of the Corporation;

   WHEREAS, Federated Management, by an Assignment dated as of August 25, 1995, assigned its rights, duties and responsibilities with respect to the Fund under the Contract to FGIMCO, then known as Federated Global Research Corp.

   WHEREAS, FGIMCO desires to assign its rights, duties and responsibilities under the Contract with respect to the Fund to FIMC, and FIMC desires to accept such assignment from FGIMCO;
and

   WHEREAS, the Board of Directors of the
Corporation has approved the assignment of the Contract with respect to the Fund from FGIMCO to FIMC;

   KNOW ALL MEN BY THESE PRESENTS THAT:
In consideration of the sum of One Dollar
($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, FGIMCO does hereby assign all of its rights, duties and responsibilities with respect to the Fund under the Contract described above to FIMC, and FIMC does hereby accept such assignment.

   IN WITNESS WHEREOF, the parties hereto
have caused this Assignment to be executed by their authorized representatives as of the date first hereinabove set forth.

FEDERATED GLOBAL INVESTMENT	FEDERATED INVESTMENT MANAGEMENT
MANAGEMENT CORP.		COMPANY


By:  /s/ G. Andrew Bonnewell		By:  /s/ Keith M. Schappert
Name:  G. Andrew Bonnewell		Name:  Keith M. Schappert
Title:  Vice President		Title:  President

Current as of:  8/18/94